Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-143428 on Form S-4 of Nuance Communications Inc. (formerly ScanSoft, Inc.) of our report dated March 27, 2006 relating to the financial statements of Dictaphone Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
August 21, 2007